                                                                    Exhibit 99.1

Update on Amedia

GOOD PROGRESS WITH MOTOROLA

                          A MESSAGE FROM FRANK GALUPPO
                       PRESIDENT & CEO OF AMEDIA NETWORKS



[graphic appears here]

The joint development activity outlined in our Strategic Alliance Agreement with Motorola presented a demanding challenge for Amedia. We were committing to a very aggressive schedule for incorporating our sophisticated and highly-regarded QoStream(TM) technology into a new Home Gateway that in turn would be sold by Motorola to telephone companies for the provisioning of video and high speed data services. This Home Gateway would be targeted to the over 500,000 subscribers of these telephone companies that are currently connected to Motorola's Multi-Service Access Platform (MSAP) -- a family of high performance network products.

Telephone companies that have deployed the MSAP need a new version of a Home Gateway from Motorola for these subscribers through which they can provision the more advanced services such as High Definition IP-based video. These are the services that will help them compete against cable companies and other competitors. And they need it soon.

Days after signing the agreement, Amedia constructed the Motorola Alliance Laboratory - a facility in which Amedia engineers could simulate the MSAP network to which these new Home Gateways - the MIPX - would interconnect. Motorola engineers in California and Massachusetts have been working on the Wide Area Network interface (WAN) while Amedia engineers in Eatontown, NJ have been working on the rest of the MIPX Gateway. The aggressive development program is targeted on having products available by the end of this year.

I'm pleased to report to you that progress is going quite well. In fact, we recently completed a key milestone related to a systems test and are thus eligible to receive an additional $300,000 payment. This will bring the total of such payments received from Motorola to $900,000 since the beginning of this project.

Progress is also being made with respect to other aspects of our relationship with Motorola. We continue to work with them on several significant opportunities associated with some of the major telephone companies in North America. One particularly promising area under discussion is our MDUstream(TM) solution coupled with Motorola's state of the art video head end and distribution equipment that together, enables telephone companies to offer advanced services to households residing in Multiple Dwelling Unit Buildings(MDUs.) In the United States, this impacts 24% of all households, or about 30 million units. This is a market that would indeed be difficult for a telephone company to sidestep!

In addition to Motorola, we have also received solicitations from other vendors of Access nodes (or what have become to be known as IPDSLAM vendors) to have our Home Gateways interoperate with their products. Several of these vendors are well positioned with Tier 2 and 3 telephone companies (mid-sized and smaller carriers,) and are seeking a true Home Gateway in order to offer a comprehensive solution to their customers.

Our close relationship with Motorola, and our discussions with other vendors reflect an Amedia strategy to increasingly focus on Home Gateways and building solutions - such as our MDUstream(TM) solution. This is an outcome of the very positive interest that we have encountered from telephone companies and other carriers in our Home Gateway technology.

These carriers have been impressed with our ability to individually manage and control each unique service offered via the Gateway -- a Gateway that was capable of operating at the very high bandwidth of 100 Mbps. They have been equally impressed with the "carrier-grade" design of our products, the variety of interfaces available (both on the network side as well as on the home LAN side) as well as with an architecture that would lend itself very nicely to future upgrades.

I am genuinely excited by our relationship with Motorola and with several other strategic partners - all focused on our expertise in Home Gateways and other building solutions. This is the sweet spot for us, and we are all fully committed to capitalizing on these opportunities. I'll look forward to updating you on our progress over the rest of this year, and hopefully, on the successful execution of our business strategy. However, I must remind you that while working with large companies can be quite rewarding over the long term, getting there requires time and patience. These companies are very deliberate in their decision processes.

MEET GARY FELDMAN

[graphic appears here]

A part of the Amedia leadership from its earliest days, Gary has played a key role in the business strategy that Frank referenced in his message. As Vice President of Marketing and Business Strategy, Gary provides the analysis and market insights that serve as a foundation for the Company's strategy. Beyond that, he handles the Marketing Communications, Public Relations, Trade Events, and a small portion of the Investor Relations functions for the Company. Gary also runs the Concept Lab (see below) and scouts-out the future technologies that find their way into Amedia's products.

Gary brings a unique and well-regarded set of credentials and expertise to Amedia. Following his graduate work in Economics at the University of Pennsylvania, his research at the Wharton School's Busch Center, and a government consulting practice, Gary began his career in Telecommunications at AT&T. Twenty-two years later, he left what had become Lucent Technologies, where he last served as Vice President in the Optical Networking Group.

Gary then began a business consulting practice with clientele that included optical component vendors, cellular services companies, and several telephone companies. He provided due-diligence for Venture Capitalists, analysis for investors in association with M&A activities, and strategy planning for telecom executives.

All together, Gary has spent thirty-one years in business management where hehas developed a rich and diverse level of expertise in information networking and telecommunications. He is the author of numerous white papers on the future of telecommunications and networking, and was a speaker at several leading industry events on that subject. Gary resides in Marlboro, NJ with his wife and two children.

Amedia's Concept Lab


[graphic appears here]

"Show Rooms" or customer demonstration labs are part and parcel of most equipment vendors' facilities, and Amedia is certainly not the exception. But in addition to displaying our solutions and running them through their paces indifferent configurations for prospective customers, we've gone one step beyond. In our concept lab, we simulate new services and applications and gage there actions of our customers. If we find them receptive of, and enthusiastic about a concept, we'll work to accommodate that within our next generation products. Think of it as a flight simulator for information networking services.

"Concept Labs are a wonderful way to measure the visceral reaction to what is otherwise a bullet or two in a PowerPoint presentation," according to Gary Feldman, Vice President of Marketing. "For example, our simulation of a High Definition Video Conferencing service never fails to elicit palpable excitement. These customer responses have led us to evaluate several alternative interfaces for our next generation Home Gateway."

The Concept Lab is located in the Eatontown, NJ facility. It comes equipped with a mini video head end, a voice gateway, multiple configurations of homes and apartments, in short, most of the service capabilities that you would find in a Carrier's facilities - just on a smaller scale.

Exactly What is a Home Gateway?

"Amedia Networks, Inc., a provider of Home Gateways and switched Ethernet ultra-broadband solutions." You see this in our SEC filings, our press releases, our website, and most other documents we issue. But what exactly is a "Home Gateway?"

Good question!

If you visit Circuit City or Best Buys, you will find cable and DSL modems, routers, wireless access points, but alas, no Home Gateways. In fact, it has only been a year or two since any such device has found its way into a home. And even today, there is still not a consensus about what constitutes a Home Gateway -although there are a lot of opinions.

At one extreme, several industry analysts listing vendors in the "Home Gateway Marketplace" include what are essentially modem companies that are now offering models with a few more ports on them. At the other end of the spectrum, one vendor characterizes the Home Gateway as the center of the home network, almost singularly managing and coordinating multiple tasks including printing, anti-virus and spam management, and centralized content storage. A common Home Gateway characterization is as a single box substitution for a modem, router, wireless access point, Voice-over-IP (VoIP) box, and point of demarcation for a telephone company.
(Several vendors also include the functions of a set top box in this integrated definition.)

Control and management is a common theme among definitions of Home Gateways. Several industry forums focus on the gateway as providing Carriers with the ability to manage devices on the home network. The increasingly defacto DSLForum protocol for managing the Home Gateway, TR-069, includes the capacity to implement this kind of management for other devices using the same protocol. The Home Gateway Initiative organization expands on this by requiring the management of still other, non-TR-069 compatible devices.

So what is a Home Gateway, and how is it different from what is already in the home today?

                             [graphic appears here]

                                  MOTOROLA'S IP
                  EXCHANGE (MIPX) HOME GATEWAY -- BEING JOINTLY
                              DEVELOPED WITH AMEDIA


At its core, a Home Gateway enables the services that Carriers want to offer to their subscribers by managing the bandwidth going into and leaving the home or apartment. (For the "techies" this translates into management at Layers 2 and 3of the OSI model.) If video services are offered (as in "triple play services") then the Home Gateway will need to manage a far larger amounts of bandwidth than that which is common today. Gateways need to assure that the bandwidth required for one service will not impact the bandwidth associated with another service. For example, if the download of a large file suddenly requires more bandwidth, then the bandwidth associated with delivering High Definition TV service cannot be affected. (Who wants to see their new $2,000 High Definition TV show pixel distortions or display frozen frames while "junior" downloads from itunes!)

Ultimately, Carriers worry about revenue from services. The majority of their requirements for a Home Gateway thus come down to assuring that the relevant bandwidth associated with those services can be economically and effectively managed on a consolidated basis - over a single copper wire or fiber. At Amedia, we compared the requirements for a Home Gateway issued by several of the world's leading Carriers. While each had their own set of unique required features, at least seventy percent of all features were common - and most related to service assurance and management.

Today, there are only a handful of companies that have what might truly be considered to be commercially viable Home Gateways. First and foremost, these companies will differentiate themselves by the architecture, algorithms, and controls they provide to help assure the quality of each service that a Carrier wants to offer. This becomes far more complex as the number of services increase beyond just "DSL Data" or "VoIP," or as the bandwidth for those services grows beyond the few megabits per second that is generally available today. Other attributes of differentiation will include the total bandwidth capacity (both downstream and upstream,) the degree to which their products are "Carrier-grade" with extremely high reliability under diverse conditions, packaging and integration, and flexibility to accommodate future capabilities. And of course, lowering cost will always be a driving factor for this kind of network asset.

Market Footprints

Globalcomm, the successor of what used to be called Supercomm, is arguably the industry's leading tradeshow event. As in the past two years, Amedia was therewith working demonstrations of our products and solutions. However, this year, Amedia's products could be found outside of the Amedia exhibit. Three other exhibitors sought-out and received Amedia Home Gateways for use in their own booths. Those vendors, Calix, Zhone, and Adtran, were positioning their IPDSLAMs (a type of access facility for Carriers providing IP services over copper wires to their subscribers,) and wanted to demonstrate how their products would be used with a Home Gateway to implement triple play services.


[graphic appears here]


AMEDIA'S PG1000 HOME GATEWAY ON DISPLAY AT THE ADTRAN EXHIBIT AT GLOBALCOMM2006


[graphic appears here]

ZHONE DISPLAYS AN AMEDIA HG-F200 HOME GATEWAY IN THEIR BOOTH. THE HG-F200 IS DESIGNED FOR OUTDOOR MOUNTING ON THE SIDE OF A HOUSE. IT'S HARDENED TO PERFORM IN WIDE RANGES OF TEMPERATURE AND HUMIDITY [graphic appears here]

AMEDIA'S HG-V100 HOME GATEWAY INCLUDED WITH OTHER GATEWAYS AT THE CALIX EXHIBIT.

INDUSTRY NEWS


06/24/2006
GLOBALCOMM COVERAGE OF AMEDIA - ROBERT W. BAIRD & CO.


Muth's coverage of Globalcomm2006 includes his comments on Amedia.

04/24/2006AUDIO INTERVIEW OF CEO FRANK GALUPPO

Frank Galuppo is interviewed by WallSt.net and outlines some key directions for the company. Site registration (free) may be necessary.

04/10/2006AMEDIA'S AGREEMENT WITH MOTOROLA

Coverage of Amedia's recent 8K filing regarding the strategic relationship with Motorola.

04/06/2006AMEDIA TO DEVELOP IP GATEWAYS FOR MOTOROLA UNIT

Dow Jones reported on an 8K filing made by Amedia today regarding a strategic alliance agreement reached with Motorola.

03/30/2006MODULAR GBE PLATFORM ENABLES 'TRIPLE PLAY' IN MDUS

One of several articles that are reporting on the recently announced MDUStream Solution.


                                  COMPANY NEWS


06/20/2006AMEDIA NETWORKS RETAINS ALLIANCE ADVISORS TO INITIATE AN INVESTOR RELATIONS PACKAGE

06/01/2006AMEDIA JOINS ALLIANCE OF LEADING TELECOMMUNICATIONS COMPANIES

05/05/2006AMEDIA CLOSES $10 MILLION FINANCING

04/19/2006AMEDIA CEO ISSUES OPERATIONAL UPDATE

04/12/2006AMEDIA ANNOUNCES FIRST U.S. SHIPMENT OF OUTDOOR HOME GATEWAYS

03/29/2006AMEDIA PROVIDES INDUSTRY'S MOST VERSATILE SOLUTION FOR TELEPHONE COMPANIES OFFERING TRIPLE PLAY SERVICES IN MDUS

Contact Us:

Amedia Networks - 2 Corbett Way - Eatontown, NJ 07724 -732.440.1992 - INFO@AMEDIA.COM

MEDIA RELATIONS

Gary Feldman VP of Marketing and Business Strategy Phone: 732-440-1956 Email:
GARYF@AMEDIA.COM

INVESTOR RELATIONS

Alliance Advisors Amedia Networks Alan Sheinwald Phone 914.244.0062 Email:
ASHEINWALD@ALLIANCEADVISORS.NET

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This letter contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and that reflect our beliefs and assumptions based upon information available to us at the date of this letter. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

                     PUBLICALLY TRADED UNDER THE SYMBOL AANI

                           ACCESS THE POSSIBILITIESTM